                                                                    EXHIBIT 10.8

                                   Exhibit "A"

                                    SUBLEASE

         This SUBLEASE (the "SUBLEASE") is dated as of the 12th day of December, 2003 by and between PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware Corporation, Successor to PHYSIOME SCIENCES, INC., having a principal place of business at 10K Gill, Woburn, MA 01801 ("SUBLANDLORD"), and NOVO NORDISK PHARMACEUTICALS, INC., a Delaware Corporation, having a principal place of business at 100 College Road West, Princeton, NJ 08540 ("SUBTENANT").

                                    RECITALS

         WHEREAS, pursuant to that certain Lease dated the 21st day of December, 2000 by and between 150 COLLEGE ROAD, LLC, a Delaware limited liability company ("PRIME LANDLORD"), as landlord, and PHYSIOME SCIENCES, INC., a Delaware corporation ("PHYSIOME"), as tenant, a copy of which Lease is attached hereto as EXHIBIT A, Physiome leased from Prime Landlord certain premises (the "ORIGINAL PREMISES") consisting of the entire third floor located at 150 College Road West, Plainsboro Township (Middlesex County), New Jersey 08540, which Original Premises contains 25,338 rentable square feet of space, as more fully described in the Prime Lease; and

         WHEREAS, Subtenant desires to sublease from Sublandlord the Original Premises (the "SUBLEASED PREMISES"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

         1. DEFINED TERMS. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

         2. TERM. The term of this Sublease shall commence on the later to occur of a) December 15, 2003 or b) obtaining of Prime Landlord's written consent to the within Sublease pursuant to Paragraph 9.1, ASSIGNMENT OR SUBLEASE BY TENANT, of the Prime Lease ("SUBLEASE COMMENCEMENT DATE"), and shall continue through September 30, 2010, unless sooner terminated in accordance with the provisions of this Sublease (the "SUBLEASE TERM").

         3. DELIVERY. The Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date, broom-clean, free of all occupants and free of all furniture and tangible property but otherwise "as-is, where-is and with all faults," without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty. Neither Prime Landlord nor Sublandlord shall have any obligation to make any improvements in or to the Subleased Premises nor to obtain any permits, licenses or certificates of occupancy. Subtenant shall not make any improvements to the Subleased Premises without first having obtained Prime Landlord's and Sublandlord's consent thereto, it being understood that Prime Landlord and Sublandlord may, in their sole discretion, withhold such consents but not unreasonably.

         4. BASIC RENT. Subtenant shall pay to Sublandlord, in advance, monthly installments, Base Rent of $46,453.00 beginning on the Sublease Term Commencement Date (the "RENT COMMENCEMENT DATE"). The first payment is to be made concurrent with the execution of the within Sublease. Base Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Base Rent for the Original Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Base Rent hereunder shall be paid to Sublandlord at least five (5) business days prior to the first of each calendar month.

         5. ADDITIONAL RENT. Subtenant acknowledges that pursuant to Paragraph 2.2, Additional Rental of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of Operating Expenses and Real Estate Taxes for the Building, as more particularly described in such Paragraph. Subtenant shall pay to Sublandlord, with its monthly payment of Base Rent from and after the Rent Commencement Date, Subtenant's proportionate share of Sublandlord's additional rent obligations under the Prime Lease, such proportionate share being fixed at 35.76% (referred to hereinafter as "SUBTENANT'S PROPORTIONATE SHARE") provided that, for the purpose of this Sublease, the Subtenant's Base Year shall be the 2004 calendar year. Sublandlord shall deliver to Subtenant promptly after receipt thereof any documentation and statements of Operating Expenses or Real Estate Taxes delivered to Sublandlord by Prime Landlord. Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis. Upon Subtenant's written request, and subject to the terms and conditions of the Prime Lease, Sublandlord shall cause an audit to be conducted of Prime Landlord's books and records. Said audit shall be conducted at the sole cost and expense of Subtenant.

         6. USE. The Subleased Premises shall be used solely for the use set forth in Paragraph 1.5, Use of the Prime Lease, which use by Subtenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

         7. PRIME LEASE. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except as expressly set forth herein, the Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder. Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Subleased Premises, rather than to a tenant of the Subleased Premises subleasing space to a subtenant shall continue to be references to Prime Landlord and not to Sublandlord. Without limiting the foregoing, Subtenant expressly agrees that it does not have any right to expand the premises or extend the term under either the Sublease or the Prime Lease and that it is not entitled to any expenditure or allowance by Sublandlord or Prime Landlord with respect to improvements to the Subleased Premises, except as expressly set forth herein.

         8. SUBTENANT'S COVENANTS. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant at least three
(3) business days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease.

         9. SUBLANDLORD'S COVENANTS. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

         10. INDEMNIFICATION AND INSURANCE.

             A. Subtenant shall indemnify Prime Landlord and Sublandlord and hold them harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, is agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or the Prime Lease to be performed by Sublandlord hereunder.

             B. Subtenant shall comply with all of the insurance provisions, as set forth in Paragraphs 7.1 and 7.2 of the Prime Lease, required of Sublandlord and shall name Prime Landlord and Sublandlord as additional insureds.

         11. ASSIGNMENT AND SUBLETTING. Subtenant shall not be permitted to assign this Sublease in whole or in part or sublet the Subleased Premises in whole or in part; however, Subtenant shall be permitted to sub-sublease the Subleased Premises subject to the terms of the Prime Lease, the Sublease, and further providing Subtenant remains primarily responsible with respect to any such subletting.

         12. SECURITY DEPOSIT. Deleted Prior to Execution.

         13. BROKERS. Sublandlord and Subtenant each represents and warrants to the other that it has not dealt with any broker in connection with this Sublease, except Buschman Partners and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Sublandlord shall pay the commissions of Buschman Partners by separate agreement. Sublandlord and Subtenant agree to indemnify and hold Prime Landlord harmless from and against any and all claims, demands, lawsuits, judgments, liabilities, cost and expenses, including reasonable attorney's fees, which may be made or asserted by Buschman Partners against Prime Landlord on account of any commissions due to Bushman Partners in connection with this Sublease. This indemnification shall survive the termination of this Sublease.

         14. UTILITIES. Subtenant shall be responsible for all utilities (including, but not limited to, light, plug and HVAC, electricity) in the Subleased Premises.

         15. PARKING AND SIGNAGE. Subtenant shall be entitled to use Subtenant's then applicable Proportionate Share of the parking spaces allocated to Sublandlord under the Prime Lease, on a non-exclusive basis. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder. Subtenant shall be entitled to its pro-rata share of signage rights under the Prime Lender.

         16. MISCELLANEOUS.

         A. COUNTERPARTS. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

         B. NOTICES. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the respective addresses set forth above.

         C. AMENDMENTS. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

         D. ESTOPPEL CERTIFICATES AND PROOF OF RENT PAYMENT. Sublandlord and Subtenant each agree to furnish within twenty (20) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Basic Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known). In addition, Sublandlord shall provide to Subtenant a copy of each rent payment by the tenth of day of each calendar month of the Sublease Term.

         E. NO WAIVER. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

         F. MEMORANDUM OF LEASE. Subtenant shall not record this Sublease or any memorandum hereof.

         G. GOVERNING LAW. The parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the State of New Jersey.

         H. SEVERABILITY. The invalidity of any of the provision of this Sublease will not impair or affect in any manner of the validity, enforceability or effect of the rest of this Sublease.

         I. ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant. Further, Exhibit A and all of its rights, duties and obligations of the parties thereto shall be incorporated herein.

         J. RELATIONSHIP BETWEEN THE PARTIES. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease. This Sublease shall not create any relationship between Prime Landlord and Subtenant.

         K. REMEDIES CUMULATIVE. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         L. CONDITION PRECEDENT. The effectiveness of this Sublease is expressly subject to and conditional upon the conditions set forth in Paragraph 9.1 of the Prime Lease. Sublandlord agrees to promptly notify the Prime Landlord of this proposed Sublease in accordance with Paragraph 9.1 of the Prime Lease. Sublandlord and Subtenant shall cooperate in seeking to obtain the required consent of the Prime Landlord. The submission by Sublandlord to Subtenant of this Sublease shall have no binding force or effect, shall not constitute an option for the leasing of the

             Subleased Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Sublandlord and Subtenant and the delivery of an executed original copy thereof to Sublandlord.

         M. LIMITATION ON LIABILITY. Notwithstanding any provision of this Sublease to the contrary, Subtenant's recourse hereunder shall be solely to the assets of the Sublandlord, and no partner, member, shareholder, joint venture partner, retired and withdrawn partner, retired or withdrawn member, retired or withdrawn shareholder, directly or indirectly, of the Sublandlord (the "EXCULPATED PARTIES") shall be personally liable for the payment or performance of any of Sublandlord's obligations under this Sublease or to satisfy a monetary judgment for Sublandlord's failure to make any such payment or perform any obligation hereunder. Subtenant shall not seek any monetary damages against any of the Exculpated Parties in connection with this Sublease.

         IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

WITNESS/ATTEST:

                                        SUBLANDLORD:

                                        PREDIX PHARMACEUTICALS HOLDINGS,   INC.
                                        Successor to Physiome Sciences, Inc.

                                        /s/ MICHAEL G. KAUFFMAN
                                        ---------------------------------------

/s/ NIK HAYES
---------------
Nik Hayes         Secretary             Name:  Michael Kauffman
                                        Title: Chief Executive Officer

                                        SUBTENANT:

                                        NOVO NORDISK PHARMACEUTICALS, INC.

                                        /s/ ILLEGIBLE
_____________________________           ---------------------------------------
        Secretary                       Name:
                                        Title:

                           FIRST AMENDMENT TO SUBLEASE

         THIS FIRST AMENDMENT TO SUBLEASE ("FIRST AMENDMENT") is executed on the 14th day of January, 2004, by and between PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware Corporation, Successor to PHYSIOME SCIENCES, INC., having a principal place of business at 10K Gill, Woburn, MA 01801 ("SUBLANDLORD"), and NOVO NORDISK PHARMACEUTICALS, INC., a Delaware Corporation, having a principal place of business at 100 College Road West, Princeton, NJ 08540 ("SUBTENANT").

                                    RECITALS

         WHEREAS, pursuant to that certain Sublease, dated December 12, 2003, by and between Sublandlord and Subtenant ("SUBLEASE"), Subtenant subleased from Sublandlord certain premises consisting of the entire third floor located at 150 College Road West, Plainsboro Township (Middlesex County), New Jersey 08540, which premises contains 25,338 rentable square feet of space ("SUBLEASED PREMISES").

         WHEREAS, Sublandlord and Subtenant are desirous of amending the Sublease;

         NOW THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord and Subtenant agree the Sublease shall be amended to provide as follows:

1. Paragraph 3, DELIVERY of the Sublease, specifically the last sentence shall be qualified as follows.

         The Prime Landlord is obligated not to unreasonably withhold its consent solely with respect to non-structural alterations.

2. Notwithstanding anything to the contrary which may be set forth in Paragraph 7, PRIME LEASE, of the Sublease, both the Sublease and all the rights of the Subtenant thereunder are subject and subordinate in all respects to the Prime Lease and all of the terms, covenants and conditions contained therein.

3. Paragraph 7, PRIME LEASE of the Sublease is hereby supplemented to confirm that, for purposes of incorporation of the provisions of the Prime Lease into the Sublease, the term "Mortgage Documents" shall be deemed to include both the Prime Lease and all of the mortgages, deeds of trust and security agreements to which the Prime Lease is subject and subordinate, and the term "Interest Holder" shall be deemed to include both the Prime Landlord and the mortgagees, trustees, beneficiaries and secured parties under the Mortgage Documents.

4.       Subtenant acknowledges that the terms, covenants and conditions of
         Section 11.1 SUBORDINATION, Subparagraph (c) of the December 21, 2000 Lease between Landlord and Sublandlord specifically and expressly shall not apply to the Subtenant and the Prime

         Landlord has no obligation, in the Prime Lease or otherwise to enter into any non-disturbance agreement with Subtenant.

5. All remaining terms, covenants, conditions and provisions of the Sublease shall remain in full force and effect except as hereinabove modified.

         WITNESS/ATTEST:

                                        SUBLANDLORD:

                                        PREDIX PHARMACEUTICALS HOLDINGS,   INC.
                                        Successor to Physiome Sciences, Inc.

                                        By: /s/ NJG HAYES
_____________________________               ------------------------------------
             Secretary                  Name:  NJG Hayes
                                        Title: SVP Finance

                                        SUBTENANT:

                                        NOVO NORDISK PHARMACEUTICALS, INC.

                                        By: /s/ ILLEGIBLE
_____________________________               ------------------------------------
             Secretary                  Name:
                                        Title:

                          SECOND AMENDMENT TO SUBLEASE

         THIS SECOND AMENDMENT TO SUBLEASE ("SECOND AMENDMENT") is executed on the ____ day of June, 2004, by and between PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware Corporation, Successor to PHYSIOME SCIENCES, INC., having a principal place of business at 10K Gill, Woburn, MA 01801 ("SUBLANDLORD"), and NOVO NORDISK PHARMACEUTICALS, INC., a Delaware Corporation, having a principal place of business at 100 College Road West, Princeton, NJ 08540 ("SUBTENANT").

                                    RECITALS

         WHEREAS, pursuant to that certain Sublease, dated December 12, 2003, by and between Sublandlord and Subtenant ("SUBLEASE"), Subtenant subleased from Sublandlord certain premises consisting of the entire third floor located at 150 College Road West, Plainsboro Township (Middlesex County), New Jersey 08540, which premises contains 25,338 rentable square feet of space ("SUBLEASED PREMISES");

         WHEREAS, Sublandlord and Subtenant entered into a First Amendment to Sublease on January 14, 2004 ("FIRST AMENDMENT");

         WHEREAS, Sublandlord and Subtenant arc desirous of further amending the Sublease;

         NOW THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord and Subtenant agree the Sublease shall be amended to provide as follows:

         Paragraph 2, TERM, of the Sublease, shall be amended to provide that the Sublease Term shall continue through June 30, 2011.

         All remaining terms, covenants, conditions and provisions of the Sublease and first Amendment shall remain in full force and effect, except as hereinabove modified.

                          SIGNATURES ON FOLLOWING PAGE

WITNESS/ATTEST:

                                        SUBLANDLORD:

                                        PREDIX PHARMACEUTICALS HOLDINGS, INC.
                                        Successor to Physiome Sciences, Inc.

/s/ CHEN SCHOR                          By: /s/ MICHAEL G. KAUFFMAN

_____________________________           ________________________________________
Chen Schor, Secretary                   Name:  Michael Kauffman, MD
                                        Title: President and CEO

                                        SUBTENANT:

                                        NOVO NORDISK PHARMACEUTICALS, INC.

                                        By: /s/ ILLEGIBLE

_____________________________           ________________________________________
            Secretary                   Name:
                                        Title: President

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                 10K GILL STREET

                           WOBURN, MASSACHUSETTS 01801

                                      as of September 30, 2004

Novo Nordisk Pharmaceuticals, Inc.
100 College Road West
Princeton, New Jersey 08520

         Re: Sublease dated as of December 12, 2003, by and between Predix Pharmaceuticals Holdings, Inc., as sublandlord, and Novo Nordisk Pharmaceuticals, Inc., as subtenant, as amended by a First Amendment to Sublease dated January 14, 2004 and a Second Amendment to Sublease dated August, 2004 (collectively, the "SUBLEASE")

Gentlemen:

         Reference is hereby made to the provisions of the Sublease, pursuant to which Predix Pharmaceuticals Holdings, Inc. ("SUBLANDLORD") leased to Novo Nordisk Pharmaceuticals, Inc. ("SUBTENANT") the entire third (3rd) floor (the "PREMISES") of the building known as 150 College Road West, Plainsboro Township (Middlesex County), New Jersey.

         Subtenant has requested Sublandlord's consent to a further subletting of the entire Premises by Subtenant to ZS Associates, Inc. ("UNDERTENANT") pursuant to the provisions contained in a certain secondary sublease dated contemporaneously herewith (the "SECONDARY SUBLEASE"), a copy of which is attached to this letter as EXHIBIT A. Subtenant has further requested Sublandlord's consent to the making of certain alterations in and to the Premises by or on behalf of Undertenant in order to prepare the Premises for Undertenant's use and occupancy, which alterations (the "INITIAL ALTERATIONS") are more particularly described in the plans and specifications listed on EXHIBIT B hereto.

         Sublandlord hereby consents to the further subletting of the Premises by Subtenant to Undertenant pursuant to the provisions contained in the Secondary Sublease and the performance of the Initial Alterations, which consent, however, is granted subject to receipt by Sublandlord of a consent to both the Secondary Sublease and the Initial Alterations from New Valley Corporation ("LANDLORD"), the current owner of the building of which the Premises form a part. In connection therewith, the parties agree to the following terms, covenants and conditions:

         1. Neither the granting of such consents, nor anything contained in this letter, shall be deemed or construed to:

                  (a) modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Sublease (including, without limitation, the provisions of Paragraph 6 thereof regarding the permitted use of the Premises);

                  (b) waive any breach of any such covenants, agreements, terms, provisions, or conditions, or any rights or remedies of Sublandlord against any person, firm, association, or corporation liable or responsible for the performance thereof; or

                  (c) enlarge or increase Sublandlord's or Subtenant's obligations, or decrease Sublandlord's or Subtenant's rights, under the Sublease,

and all of the covenants, agreements, terms, provisions and conditions of the Sublease shall be, and continue to be, in full force and effect. Without intention to limit the generality of the foregoing in any respect, the provisions of Paragraph 11 of the Sublease shall continue to apply to any assignment of the Sublease and/or any further subletting thereunder, as well as to any assignment of the Secondary Sublease. For purposes hereof, any modification or amendment of the Secondary Sublease shall be deemed to constitute a new subletting under the Sublease, as to which Sublandlord's prior written consent (not to be unreasonably withheld, delayed, or conditioned) shall be required.

         2. Subtenant shall be and remain liable and responsible for the due keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions set forth in the Sublease on the part of Subtenant to be kept, performed and observed, including, without limitation, the full payment of the "Base Rent" and "Additional Rental" (as such terms are defined in the Sublease) now and/or hereafter becoming payable under the Sublease (expressly including as such, without limitation, adjustments of rent, and any and all charges for any property, material, labor, utility, or other similar or dissimilar services or materials rendered, supplied, or furnished by Sublandlord in, or in connection with, the Premises or any part thereof, whether for, or at the request pursuant to Paragraph 5 below of, Undertenant), regardless of whether the corresponding base rent or additional rental (if any) paid or payable by Undertenant to Subtenant under the Secondary Sublease shall be greater or less than that payable by Subtenant to Sublandlord under the Sublease. Without intention to limit the generality of the foregoing in any respect, any breach, default, or violation of any of such covenants, agreements, terms, provisions and/or conditions committed or suffered by Undertenant shall be deemed to have been also committed or suffered by Subtenant, for which breach, default, or violation Sublandlord shall have all of the same rights and remedies against Subtenant as Sublandlord would have had if such breach, default, or violation had been committed or suffered by Subtenant directly.

         3. Subtenant shall indemnify, defend and hold Sublandlord, its partners, directors and/or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses, or expenses (including, without limitation, attorneys' fees, court costs and disbursements incurred by Sublandlord during settlement, at trial, or on appeal) in connection with any claim for commission and/or fees by any broker or agent in connection with the Secondary Sublease and/or any of the transactions provided for therein.

         4. Subtenant shall hold any and all payments received under the Secondary Sublease as a trust fund, to be applied first to the satisfaction of all of Subtenant's obligations under the Sublease before using any part thereof for any other purpose.

         5. Subtenant hereby delegates to Undertenant and relinquishes for itself, for so long as the Secondary Sublease shall be in full force and effect, the authority to make requests or demands upon Landlord for, or in connection with, the providing of those services that are both:

                  (a) required or permitted to be provided by Landlord to Tenant and/or the Premises pursuant to the Lease dated December 21, 2000, originally by and between 150 College Road, LLC, as landlord, and Physiome Sciences, Inc., as tenant, as supplemented by a Commencement Date Agreement dated July 18, 2001 and amended by a First Amendment to Lease Agreement dated January 7, 2002 and a Second Amendment to Lease Agreement dated December 31, 2003 (collectively, the "Lease"), including, without limitation, those services described in Sections 3.1, 3.4, 5.5, 12.1 and 12.2 thereof and/or Exhibits F, K and N thereto; and

                  (b) required or permitted to be provided by Subtenant to Undertenant and/or the Premises pursuant to the Secondary Sublease,

as well as to enforce the aforesaid provisions of the Lease (and only such provisions of the Lease) against Landlord in the event of a breach of the same. Sublandlord hereby consents to such delegation, for so long as the Secondary Sublease shall be in full force and effect, pursuant to the provisions of the Secondary Sublease. Landlord's recognition of, and compliance with, the foregoing delegation of authority shall not be deemed or construed to create any privity between Landlord and Subtenant and/or between Landlord and Undertenant, other than strictly for purposes of the implementation and/or enforcement of the foregoing provisions of, and/or the foregoing exhibits to, the Lease, nor shall the same impair the Sublease in any manner or respect and/or affect any of the rights of Sublandlord, or any of the obligations of Subtenant, thereunder.

         6. The parties acknowledge and agree that, pursuant to the corresponding consent dated contemporaneously herewith, given by Landlord to Tenant in connection with the Secondary Sublease and the Initial Alterations, Landlord agreed that neither Sublandlord nor any person or entity claiming by, through, or under Sublandlord shall have any obligation to remove any alterations theretofore made to the Premises (including, without limitation, the Initial Alterations), regardless of whether made by Sublandlord, Subtenant, or Undertenant, or to restore the Premises with respect thereto. Relying upon such covenant, Sublandlord agrees that, at the expiration or sooner termination of the term of the Sublease, neither Subtenant nor any person or entity claiming by, through, or under Subtenant shall have any obligation to remove any alterations theretofore made to the Premises (including, without limitation, the Initial Alterations), regardless of whether made by Subtenant or Undertenant, or to restore the Premises with respect thereto.

         7. Subtenant shall. pay directly to Sublandord's attorneys, within fifteen (15) days after receipt of a reasonably detailed invoice therefor, the legal fees and disbursements charged by such attorneys in connection with the granting of this consent, which legal fees and disbursements shall not exceed $5,000 in the aggregate. The obligation to pay such legal fees shall be considered to be additional rent payable by Subtenant under the Sublease.

Kindly sign this letter below to confirm your agreement to the foregoing terms, covenants and conditions.

         Sublandlord hereby confirms that the provisions of Section 11.4 of the Lease have become inapplicable pursuant to subsection (e) thereof, and that such provisions are therefore not incorporated by reference into the Sublease.

         This letter may be signed in counterpart originals, all of which, when taken together, shall constitute but one document. This letter may also be signed by fax transmission.

                                        Very truly yours,

                                        PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                        By: /s/ CHEN SCHOR
                                            ------------------------------------
                                                Name: Chen Schor
                                                Title: SVP

Agreements, representations and warranties confirmed:

NOVO NORDISK PHARMACEUTICALS, INC.

By: /s/ ILLEGIBLE
    -------------------------
         Name:
         Title:

                                    EXHIBIT A

                               SECONDARY SUBLEASE

         THIS SECONDARY SUBLEASE (the "Secondary Sublease") is dated as of the 30th day of September 2004, by and between NOVO NORDISK PHARMACEUTICALS, INC., a Delaware corporation, having its address at 100 College Road West, Princeton, New Jersey 08540 ("Underlandlord"), and ZS ASSOCIATES, INC., having its address at 100 College Road West, Suite 250, Princeton, New Jersey 08540 ("Undertenant").

                                    RECITALS

         1. Physiome Sciences, Inc. ("Original Tenant") entered into a lease with 150 College Road, LLC ("Original Landlord") dated December 21, 2000 (the "Prime Lease") for commercial office space located in the building known and designated as 150 College Road West in Village South at Princeton Forrestal Center, Princeton, New Jersey (the "Building"). The Prime Lease was supplemented by a Commencement Date agreement dated July 18, 2001 and amended by the parties thereto by First Amendment to Lease Agreement dated January 7, 2002 (the "First Amendment"). The leased premises consisted of 25,338 rentable square feet of commercial office space, and comprises the entire third (3rd) floor of the Building (the "Leased Premises").

         2. Sometime prior to December 2003, New Valley Corporation ("Landlord") succeeded to the interests of the Original Landlord (hereafter the Landlord and the Original Landlord shall be referred to as the "Prime Landlord"). Sometime prior to December 2003, Predix Pharmaceuticals Holdings, Inc. ("Tenant") succeeded to the interests of the Original Tenant. The Prime Lease was amended by Prime Landlord and Tenant by a Second Amendment to Lease Agreement dated December 31, 2003 (the "Second Amendment"). (The Prime Lease, First Amendment and Second Amendment shall hereafter in the aggregate be referred to as the "Lease", and a copy of each such document is attached hereto as Exhibits A, B and C, respectively.)

         3. By Sublease dated as of December 12, 2003 (the "Sublease"), Tenant (as sublandlord) subleased the entire Leased Premises to Underlandlord (as subtenant). The Sublease was amended by the parties thereto by a First Amendment to Sublease dated January 14, 2004 (the "First Amendment to Sublease"). The Sublease was further amended by a Second Amendment to Sublease dated August, 2004 (the "Second Amendment to Sublease"). (The Sublease, the First Amendment to Sublease and Second Amendment to Sublease shall hereafter be referred to as the "Prime Sublease", and a copy of each such document is attached hereto as Exhibits D, E and F respectively). Prime Landlord consented to the Sublease by letter agreement dated January 22, 2004 (the "Landlord Sublease Consent") and is attached hereto as Exhibit G.

         4. Underlandlord presently has all rights to occupy and use the Leased Premises pursuant to the terms of the Sublease. Undertenant desires to sublease the Leased Premises (the "Subleased Premises") from Underlandlord pursuant to certain terms and conditions of this Secondary Sublease, set forth hereafter.

         5. The terms of the Lease require the approval and consent of Prime Landlord to any sublease of any portion of the Leased Premises by Underlandlord.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Underlandlord hereby subleases to Undertenant and Undertenant hereby leases from Underlandlord the Subleased Premises, on the terms and conditions set forth below:

         1. DEFINED TERMS. All terms defined in the Lease and Sublease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Lease and Sublease.

         2. TERM.

            2.1 The term ("Term") of this Secondary Sublease shall commence on the earlier of (a) the date Undertenant begins occupancy for the purpose of conducting its business in the Subleased Premises; (b) ten (10) business days following the date Undertenant receives a temporary or permanent certificate of occupancy (or equivalent) allowing Undertenant to legally occupy the entire Subleased Premises, or (c) January 17, 2005 (the "Commencement Date") and shall expire on June 30, 2011 (the "Expiration Date"), unless sooner terminated pursuant to the terms hereof or of the Secondary Sublease. Provided, however, that the Commencement Dates set forth in (b) and (c) above shall be subject to:

                  (i) theft, fire, act of God, public enemy, riot, strike, insurrection, war, court order, requisition or order of any governmental authority or governmental body, or any other cause beyond the control of Undertenant ("force majeure" ), and/or

                  (ii) any wrongful act or wrongful omission to act of Underlandlord that reasonably causes delay ("Underlandlord Delay")

then, and in any such event or events the Commencement Date shall be deemed to be postponed, for purposes of determining when the Commencement Date shall occur, by one day for each day of such delay. Similarly, in the event that Undertenant shall be delayed beyond the timeframe set forth per subparagraph (b) hereinabove by reason of force majeure or Underlandlord Delay, then and in any such event or events, the Commencement Date shall be deemed to be postponed, for purposes of determining when the Commencement Date shall occur, by one day for each day of such delay.

            2.2 Notwithstanding the foregoing, it is expressly understood and agreed by Undertenant that this Secondary Sublease is subject to approval of Prime Landlord pursuant to Paragraph 9.1 of the Prime Lease, which approval is being given simultaneously herewith. In the event this Secondary Sublease is not approved by Prime Landlord, Underlandlord shall not be liable to Undertenant for any costs, expenses (including, without limitation, attorneys fees and expenses) or for any damages in any manner whatsoever, except for Paragraph 3 in Underlandlord and Undertenant's Letter of Intent dated August 5, 2004, and this Secondary Sublease shall be null and void and of no force and effect ab initio.

         3. DELIVERY. The Subleased Premises shall be delivered to Undertenant on the Commencement Date, subject to the following:

            3.1 Prior to the Commencement Date of this Secondary Sublease, Undertenant has been afforded the right by Underlandlord to effect certain renovations, alterations and improvements to the Subleased Premises (the "Renovations"). Undertenant is and shall be responsible for and in full control of the Renovations.

            3.2 Undertenant accepts the Subleased Premises in their "as-is, where-is and with all faults" condition as of the Commencement Date. Undertenant acknowledges that it is not relying on any representation or warranty whatsoever of Underlandlord or its agents and/or employees as to the condition, sufficiency, size, measurement or permitted uses of the Subleased Premises. Upon the expiration or earlier termination of the Term, Undertenant shall, at its sole cost and expense, quit and surrender the Subleased Premises in as good a condition as when possession was delivered to Undertenant, reasonable wear and tear excepted.

         4. BASE RENT.

            4.1 Undertenant shall pay to Underlandlord, in advance, monthly installments of base rent (the "Base Rent") each in the amount of Forty Six Thousand Four Hundred Fifty Three and No/00 Dollars ($46,453.00) beginning on the Commencement Date (the "Rent Commencement Date") and continuing through December 7, 2010. This Base Rent is based on an annual rate of $22.00 per square foot and is in the total amount of $557,436.00 annually. Undertenant shall pay to Underlandlord, in advance, monthly installments of Base Rent each in the amount of Forty Seven Thousand Eight Hundred Forty Six and Fifty-Nine/00 ($47,846.59) beginning on December 8, 2010 and continuing through June 30, 2011. This Base Rent is based on an annual rate of $22.66 per square foot and is in the total amount of $574,159.08 annually.

            4.2 The Undertenant shall pay the Base Rent in monthly installments in advance on the first (1st) day of each month commencing on the first day of the first full calendar month from the Commencement Date, without credits (other than the Undertenant Credit as provided for in Section 4.4 hereafter), offset, deduction, or abatement and without notice. All sums to be paid by Undertenant hereunder other than Base Rent shall be payable as additional rent ("Additional Rent") (collectively herein "Base Rent" and "Additional Rent" are referred to as "Rent").

            4.3 Undertenant shall pay the Base Rent and any Additional Rent to Underlandlord in U.S. funds by check or by regularly scheduled electronic interbank funds transfer, at Undertenant's discretion, on or before the Commencement Date and thereafter on or before the first day of each calendar month thereafter. Underlandlord will provide Undertenant appropriate banking instructions to permit for this electronic funds transfer, which instructions may be periodically modified by Underlandlord in the event of subsequent changes in its banking relationships or accounts.

         Undertenant shall tender all rent payments, until notified otherwise in writing by Underlandlord by wire to the following bank account:

            Bank:                             CitiBank
            111 Wall Street
            New York, New York 10005-3509
            ABA Number:                       021000089
            Account of:                       Novo Nordisk Pharmaceuticals, Inc.
            Account number:                   [ACCOUNT NUMBER]

            4.4 Subject to the conditions set forth herein, from the Commencement Date through December 7, 2010, Undertenant shall be entitled to a credit from Underlandlord against the Base Rent otherwise due under Section 4.1 above (the "Undertenant Credit' ). The Undertenant Credit shall be in an amount calculated at One Dollar and no/100 ($1.00) per year per rentable square foot of the Subleased Premises (i.e., 25,338 rentable square feet) and shall be accorded to Undertenant by Underlandlord on a prorated monthly basis against Rent then becoming otherwise due and owing. Provided, however, that the Undertenant Credit shall be provided to Undertenant only so long as: (a) Undertenant occupies the Subleased Premises, (b) Undertenant is not in uncured default of the Secondary Sublease, and (c) the food service facility and physical fitness facility presently located in the building located at 100 College Road West, Plainsboro Township, New Jersey continue to be operational.

         5. ADDITIONAL RENT. Undertenant acknowledges that pursuant to Paragraph 2.2, Additional Rental, of the Prime Lease, Tenant is obligated to pay to Prime Landlord additional rent on account of Operating Expenses and Real Estate Taxes for the Building, as more particularly described in such Paragraph. Additionally Undertenant acknowledges that pursuant to Paragraph 5, Additional Rental, of the Sublease, Underlandlord is obligated to pay to Tenant additional rent on account of the same Operating Expenses and Real Estate Taxes for the

Building. Undertenant shall pay to Underlandlord, with its monthly payment of Base Rent from and after the Rent Commencement Date, Undertenant's proportionate share (being fixed at 35.41%), provided that, for the purpose of this Secondary Sublease, the Undertenant's Base Year shall be the 2004 calendar year. Underlandlord shall deliver to Undertenant promptly after receipt thereof, any documentation and statement of Operating Expenses or Real Estate Taxes delivered to Underlandlord by Tenant or Prime Landlord. Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Secondary Sublease Term shall be pro-rated on a daily basis. Upon Undertenant's written request, and subject to the terms and conditions of the Prime Lease, Underlandlord shall cause an audit to be conducted of Prime Landlord's books and records. Said audit shall be conducted at the sole cost and expense of Undertenant. All demands made by Underlandlord for payment of additional rent by Undertenant hereunder, shall be accompanied by appropriate supporting documentation, to the extent such supporting documentation is provided to Underlandlord.

         6. RENT ABATEMENT.

         If any rent abatement is available to Underlandlord on account of the failure of Prime Landlord to perform any obligation pursuant to the Prime Lease or Prime Sublease, then the parties shall share the rent abatement as set forth in this Section. Undertenant shall receive a rent abatement first, up to the amount of rent and additional rent then payable. In the event the total abatement exceeds the amount of rent and additional rent then payable by Undertenant, Underlandlord shall receive any remaining monthly rent abatement amount. In the event that Underlandlord receives any other abatement, reduction or diminution of rent or additional rent from Prime Landlord or Tenant that relates to the Subleased Premises, in whole or in part, Undertenant shall be entitled to the same share of the abatement, reduction or diminution of rent or additional rent under this Secondary Sublease to the extent of rent and additional rent then payable and Underlandlord shall be entitled to any balance thereafter.

         7. USE. The Subleased Premises shall be used solely for the use set forth in Paragraph 1.5, Use, of the Prime Lease, which use by Undertenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

         8. PRIME LEASE AND SUBLEASE. Undertenant agrees that it will do nothing in, on or about the Subleased Premises which would result in a breach by Underlandlord of its undertakings and obligations under the Sublease, or which would result in a breach by Tenant of its undertakings and obligations under the Lease. Except as expressly set forth herein, this Secondary Sublease shall be subject to and on all of the terms and conditions as are contained in the Lease and the Sublease, and the provisions of the Lease and Sublease are incorporated into this Secondary Sublease as if Prime Landlord and/or Tenant were the landlord thereunder and Undertenant the direct tenant or subtenant thereunder. Where appropriate, references to "Landlord" in the Lease and "Sublandlord" in the Sublease shall be deemed to mean Underlandlord hereunder and references to "Tenant" in the Lease and "Subtenant" in the Sublease shall be deemed to mean Undertenant hereunder, it being understood and agreed that Underlandlord will not be acting as, or assuming any responsibilities of, Prime Landlord, and all references in the Lease to Prime Landlord-provided services or Prime Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Subleased Premises, rather than to a tenant of the Subleased Premises subleasing space to a subtenant, shall continue to be references to the Landlord and not to Tenant or Underlandlord. Without limiting the foregoing, Undertenant expressly agrees that it does not have any right to expand the Subleased Premises or extend the term under either the Secondary Sublease, Sublease or Lease and that it is not entitled to any expenditure or allowance by Underlandlord, Tenant or Prime Landlord with respect to improvements to the Subleased Premises, except as expressly set forth herein.

         9. UNDERTENANT'S COVENANTS. Undertenant covenants to Underlandlord to perform all of the covenants and obligations to be performed by Underlandlord as Subtenant under the Sublease, as the same relate to the Subleased Premises and to comply with this Secondary Sublease and the applicable provisions of the Sublease and the Lease, as modified by this Secondary Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). If Undertenant shall fail to make any payment or perform any act required to be made or performed by Underlandlord as Subtenant under the Sublease pursuant to Undertenant's assumption of Underlandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Undertenant at least three (3) business days prior to the expiration of such Lease cure period, Underlandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Undertenant, and may take any and all such actions as Underlandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Underlandlord shall reasonably incur any expense in remedying such default, Underlandlord shall be entitled to recover such sums upon demand from Undertenant as Additional Rent under this Secondary Sublease.

         10. UNDERLANDLORD'S COVENANTS. Underlandlord covenants to Undertenant to perform all of the terms and provisions required of Underlandlord under the Sublease and Lease and to promptly pay when due all rents due and accruing to Tenant. Underlandlord will use reasonable efforts to enforce on behalf of Undertenant the Tenant's rights under the Sublease and Lease. Nothing contained in this Secondary Sublease shall be construed as a guarantee by Underlandlord of any of the obligations, covenants, warranties, agreements or undertakings of Tenant in the Sublease or Prime Landlord in the Lease, nor as an undertaking by Underlandlord to Undertenant on the same or similar terms as are contained in the Sublease or Lease.

         Underlandlord covenants and agrees that, as long as this Secondary Sublease is in full force and effect, Undertenant shall peaceably and quietly have, hold and enjoy the Subleased Premises during the term hereof, without molestation or hindrance by Underlandlord subject to the terms, covenants, conditions, conditions, provisions and agreements of this Secondary Sublease.

         Underlandlord further represents to the best of its knowledge to Undertenant, the following:

                  (i) the Prime Sublease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions, provisions and agreements contained therein;

                  (ii) the Prime Sublease has not been modified, amended or supplemented, except as set forth herein;

                  (iii) Underlandlord has not given or received any notice of any default under the Prime Sublease, which default remains uncured, and, to the best of its knowledge, no event has occurred or failed to occur which with the passage of time and/or the giving of notice would ripen into such a default;

                  (iv) Underlandlord has not received written notice of any violation of applicable laws or insurance requirements (including, without limitation, environmental laws); and

                  (v) Underlandlord shall not (1), except as expressly provided hereunder, cancel, surrender or terminate the Prime Lease or Prime Sublease, or
(2) amend or modify the Prime Lease or Prime Sublease, the result of which would materially or adversely affect Undertenant's rights or obligations hereunder or the Subleased Premises, and any such cancellation, surrender, termination (except as expressly provided hereunder), amendment or modification of the Prime Sublease made without Undertenant's written consent shall not be binding on Undertenant to the extent the same materially decreases the rights or materially increases the obligations of Undertenant with respect to the Subleased Premises or this Secondary Sublease.

         11. UNDERLANDLORD DEFAULT.

             A. If Underlandlord shall fail to perform any of the terms, covenants, conditions, provisions or agreements of the Prime Lease and Prime Sublease on its part to be performed, which failure constitutes a default under the Prime Lease or Prime Sublease, then Undertenant may, at its option, perform any such term, covenant, condition, provision or agreement, and the full cost and expense incurred by Undertenant shall immediately be due and owing by Underlandlord or Prime Landlord to Undertenant.

             B. If Underlandlord shall fail to perform any of the terms, covenants, conditions, provisions or agreements contained in this Secondary Sublease, then Undertenant may, at its option, perform any such term, covenant, condition, provision or agreement, and the full cost and expense incurred by Undertenant shall immediately be due and owing by Underlandlord to Undertenant.

         12. ENFORCEMENT OF PRIME LEASE. If Prime Landlord shall default in any of its obligations to Underlandlord with respect to the Subleased Premises, Underlandlord shall use its best efforts to enforce its rights against Prime Landlord, and Undertenant shall be entitled to participate with Underlandlord in the enforcement of Underlandlord rights against Prime Landlord. If, after written requests from Undertenant, Underlandlord shall fail or refuse within ten
(10) days thereafter to take appropriate action for the enforcement of Underlandlord's rights against Prime Landlord with respect to the Subleased Premises, Undertenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Underlandlord under the Prime Lease and Prime Sublease, respectively, with respect to the Subleased Premises are hereby conferred upon and assigned to Undertenant. Underlandlord agrees to cooperate with Undertenant in connection with the enforcement by Undertenant of such rights.

         13. INDEMNIFICATION AND INSURANCE.

             A. Undertenant shall indemnify Underlandlord, Tenant and Prime
                Landlord and hold them harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Undertenant's use and possession of the Subleased Premises, or arising out of the failure of Undertenant, its agents, contractors or employees to perform any covenant, term or condition of this Secondary Sublease or of the Lease or Sublease to be performed by Undertenant hereunder. Underlandlord shall indemnify Undertenant and hold Undertenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of the failure of Underlandlord to perform any covenant, term or condition of this Secondary Sublease or of the Lease or Sublease to be performed by

             Underlandlord hereunder. Underlandlord shall not amend or modify the Prime Sublease, the result of which would materially or adversely affect Undertenant's rights or obligations hereunder or the Subleased Premises.

             B. Undertenant shall comply with all of the insurance provisions, as set forth in Paragraphs 7.1 and 7.2 of the Lease, required of the Tenant (and required of the Underlandlord pursuant to Paragraph 10B of the Sublease); and shall name Prime Landlord, Tenant and Underlandlord as additional insureds.

         14. ASSIGNMENT AND SUBLETTING. Undertenant shall not be permitted to assign this Secondary Sublease in whole or in part or sublet the Subleased Premises in whole or in part; however, Undertenant shall be permitted to sub-sublease the Subleased Premises subject to the terms of the Lease, the Sublease, the Secondary Sublease and further providing Undertenant remains primarily responsible with respect to any such sub-subletting.

         15. SECURITY DEPOSIT. Undertenant shall, concurrent with execution of this Secondary Sublease, deliver to Underlandlord a security deposit ("Deposit") in the amount of Forty-Six Thousand Four Hundred Sixty-Three and No/00 Dollars ($46,453.00) representing one (1) month Base Rent. The Deposit shall be held by Underlandlord to insure Undertenant's performance of all of its obligations under the Secondary Sublease. Underlandlord shall have the right from time to time without prejudice to any other remedy Underlandlord may have on account hereof, to apply the Deposit, or any part thereof, to Underlandlord's damages arising from any uncured default on the part of Undertenant. Provided Undertenant shall have fully and timely complied with all of the terms, covenants and conditions of this sublease, Underlandlord shall return the Deposit, or remainder thereof not previously applied, to Undertenant on the expiration or earlier termination of the Term and surrender by Undertenant of the Subleased Premises to Underlandlord. Underlandlord may hold the Deposit without any obligation to pay interest thereon and may commingle the Deposit with Underlandlord's other funds. If Underlandlord conveys Underlandlord's interest under this Secondary Sublease, the Deposit, or any part thereof not previously applied, may be turned over by Underlandlord to Underlandlord's grantee, whereupon, Undertenant agrees to look solely to such grantee for application and return of the Deposit in accordance herewith.

         16. BROKERS. Underlandlord and Undertenant each represents and warrants to the other that it has not dealt with any broker in connection with this Secondary Sublease, except Cushman & Wakefield of New Jersey, Inc. (hereafter, "C&W"), and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Underlandlord shall be responsible for the commissions of C&W in an amount equal to three percent (3%) of the Base Rent for that part of the Sublease Term from the Commencement Date through June 30, 2011. Underlandlord will pay the amount of the commission to Undertenant, who in turn shall pay C&W. Underlandlord and Undertenant agree to indemnify and hold Prime Landlord and Tenant harmless from and against any and all claims, demands, lawsuits, judgments, liabilities, cost and expenses, including reasonable attorney's fees, which may be made or asserted by C&W against Prime Landlord or Tenant on account of any commissions due to C&W in connection with this Secondary Sublease. This indemnification shall survive the termination of this Secondary Sublease.

         17. UTILITIES. Undertenant shall be responsible for all utilities (including, but not limited to light, plug and HVAC, electricity) in the Subleased Premises.

         18. FOOD SERVICE AND PHYSICAL FITNESS FACILITIES. Undertenant will continue to have unrestricted access to the food service and physical fitness facilities in 100 College Road West, Princeton, New Jersey so long as same is in operation and Undertenant is not in monetary default, beyond applicable notice, grace and cure periods, under this Secondary Sublease.

         19. PARKING AND SIGNAGE. Undertenant shall be entitled to use of Underlandlord's then applicable Proportionate Share of the parking spaces allocated to Tenant under the Lease (and to which Underlandlord is entitled under the Sublease) on a non-exclusive basis. Underlandlord shall have no obligation to police the parking areas or enforce Undertenant's parking rights hereunder. Undertenant shall be entitled to its pro-rata share of signage rights under the Lease and Sublease.

         20. MISCELLANEOUS.

             A. Counterparts. This instrument may be signed in counterpart originals, which taken together, shall constitute a single original instrument.

             B. Notices. All notices to be sent pursuant to this Secondary
                Sublease shall be in writing and delivered to the Parties at the following addresses:

If to Undertenant:                          If to Underlandlord
ZS Associates, Inc.                         Novo Nordisk Pharmaceuticals, Inc.
150 College Road West                       100 College Road West
Princeton, New Jersey 08540                 Princeton, New Jersey 08540
Attn:Craig Stinebaugh,                      Attn: Director of Facilities
Managing Principal - Princeton
                                            With copy to: General Counsel

With copy to:
Cole, Schotz, Meisel, Forman                Same address
& Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602
Attn: Jan Alan Lewis, Esq.

It is agreed that the parties shall, promptly following receipt thereof, deliver to each other a copy of any notice received by it which would have any effect upon the interests of the other under the Prime Sublease and Secondary Sublease;

             C. Amendments. This Secondary Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Underlandlord and Undertenant.

             D. Estoppel Certificates and Proof of Rent Payment. Underlandlord
                and Undertenant each agree to furnish within twenty (20) days after request by the other, a certificate stating (i) that this Secondary Sublease and Sublease are in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Base Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Secondary Sublease known to the signer of the certificate (or specifying such defaults, if known). In addition, Underlandlord shall provide to Undertenant a copy of each rent payment by the tenth day of each calendar month of the Secondary Sublease Term.

             E. Attorney's Fees. if either party institutes any action or proceeding against the other for the violation of any of the terms, covenants, conditions, provisions or agreements of this secondary sublease, and if either party shall be successful in such action or proceeding, then other party, as applicable, shall be obligated to pay or reimburse the other for reasonable attorneys' fees incurred by winning party of such action or proceeding.

             F. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

             G. Memorandum of Lease. The Parties shall not record this Secondary
                Sublease or any memorandum thereof.

             H. Governing Law. The parties agree that the rights and obligations of the parties under this Secondary Sublease shall be governed and construed in accordance with the laws of the State of New Jersey.

             I. Severability. The invalidity of any of the provisions of this
                Secondary Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Secondary Sublease.

             J. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Secondary Sublease, which alone fully and completely expresses the agreement between Underlandlord and Undertenant. Further, all the Exhibits hereto and all of the respective rights, duties and obligations of the parties therein shall be incorporated herein.

             K. Relationship Between the Parties. This Secondary Sublease does not create the relationship or principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Underlandlord and Undertenant other than as and to the extent specifically provided in this Secondary Sublease, the sole relationship of Underlandlord and Undertenant being that of Underlandlord and Undertenant as provided in the Secondary Sublease. This Secondary Sublease shall not create any relationship between Prime Landlord and/or Tenant and the Undertenant, except Undertenant has the authority to make requests or demands upon Prime Landlord for, or in connection with, the providing of those services that are both: (a) required or permitted to be provided by Prime Landlord to Original Tenant and/or the Premises pursuant to the Prime Lease (including, without limitation, those services described in Sections 3.1, 3.4, 5.5, 12.1 and 12.2 of the Prime Lease and/or Exhibits F, K and N thereto); and (b) required or permitted to be provided by Original Tenant to Underlandlord and/or the Premises pursuant to the Sublease, as well as to enforce the aforesaid provisions of the Lease against Prime Landlord in the event of a breach of the same.

                Undertenant shall not be deemed to be making any representations and warranties which were made by Underlandlord in the Prime Sublease.

             L. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of the Parties under this Secondary Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

             M. Conditions Precedent. The effectiveness of this Secondary
                Sublease is expressly subject to and conditioned upon the conditions set forth in Paragraph 9.1 of the Prime Lease. Underlandlord and Undertenant shall cooperate in seeking to obtain the required consents of Prime Landlord and Tenant. The submission by Underlandlord to Undertenant of this Secondary Sublease shall have no binding force or effect, shall not constitute an option for the leasing of the Subleased Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Underlandlord and Undertenant and the delivery of an executed original copy thereof to Underlandlord.

             N. Limitation on Liability. Notwithstanding any provision of this
                Secondary Sublease to the contrary, Undertenant's recourse hereunder shall be solely to the assets of Underlandlord, and no partner, member, shareholder, joint venture partner, retired or withdrawn partner, retired or withdrawn member, retired or withdrawn shareholder, directly or indirectly, of Underlandlord (the "Exculpated Parties") shall be personally liability for the payment or performance of any of Underlandlord's obligations under this Secondary Sublease or to satisfy a monetary judgment for Underlandlord's failure to make any such payment or perform any obligation hereunder. Undertenant shall not seek any monetary damages against any of the Exculpated Parties in connection with this Secondary Sublease.

             O. Fees and Costs. Underlandlord and Undertenant will each be solely responsible for and bear all of their own respective costs and expenses, including, without limitation, expenses of legal counsel, accountants and other advisors, incurred at any time in connection with pursuing or consummating matters contemplated in this Secondary Sublease except for the terms addressed in Paragraphs 3 and 4 in Underlandlord and Undertenant's Letter of Intent dated August 5, 2004, which terms and conditions are incorporated herein by reference and which become effective upon the execution and delivery of this Secondary Sublease.

         IN WITNESS WHEREOF, the parties have executed this Secondary Sublease as an instrument under seal as of the date first written above.

                                              UNDERLANDLORD:

                                              NOVO NORDISK PHARMACEUTICALS, INC.

_________________________                   __________________________________
Witness                                     By: Martin Soeters, President

                                            UNDERTENANT:

                                            ZS ASSOCIATES, INC.

_________________________                   __________________________________
Witness                                     By: Craig Stinebaugh
                                            Managing Principal - Princeton

                                    EXHIBIT A

                                   PRIME LEASE

                                    EXHIBIT B

                            FIRST AMENDMENT TO LEASE

                                    EXHIBIT C

                            SECOND AMENDMENT TO LEASE

                                    EXHIBIT D

                                 PRIME SUBLEASE

                                    EXHIBIT E

                           FIRST AMENDMENT TO SUBLEASE

                                    EXHIBIT F

                          SECOND AMENDMENT TO SUBLEASE

                                    EXHIBIT G

                            LANDLORD SUBLEASE CONSENT

                                    EXHIBIT H

                               SUBLEASED PREMISES

                                    EXHIBIT B

                PLANS AND SPECIFICATIONS FOR INITIAL ALTERATIONS

      The following drawings issued by Aztec Architects, PC, Woodbridge Place, 517 Route One South, Iselin, New Jersey, 08830:

 Drawing                                                                          Initial Drawing   Last Revision
 Number                             Drawing Title                                      Date             Date
---------    -----------------------------------------------------------------    ---------------   -------------
 SP-A3-6     Space Plan                                                            June 11, 2004         N/A

ITL-2/0.1    Title Sheet                                                           June 22, 2004    July 23, 2004

DPL-4/3.1    Demolition Plan                                                       June 22, 2004    July 23, 2004

DPL-4/3.2    Reflected Ceiling Demolition Plan                                     June 22, 2004    July 23, 2004

CPL-5/3.1    Construction Plan                                                     June 22, 2004    July 23, 2004

RCF-6/3.1    Reflected Ceiling Plan                                                June 22, 2004    July 23, 2004

ETD-7/3.1    Telephone/Elec/Data Plan                                              June 22, 2004    July 23, 2004

FNP-8/3.1    Finish Plan                                                           June 22, 2004    July 23, 2004

DET-9/3.1    Details                                                               June 22, 2004    July 23, 2004

DET-9/3.2    Casework, Elevations & Reception Wall Elevations                      June 22, 2004    July 23, 2004

DET-9/3.3    Partial Plan & Details                                                June 22, 2004    July 23, 2004

DET-9/3.4    Elevations at Elevators & Details, Partial Reflected Ceiling Plan     June 22, 2004    July 23, 2004

   E-1       Electrical Specifications                                             July 21, 2004         N/A

   E-2       Electrical General Information                                        July 21, 2004         N/A

   E-3       Electrical Lighting Demolition Plan                                   July 21, 2004         N/A

   E-4       Electrical Power & Fire Alarm System Demolition Plan                  July 21, 2004         N/A

   E-5       Electrical Lighting Plan                                              July 21, 2004         N/A

   E-6       Electrical Power Plan                                                 July 21, 2004         N/A

   E-7       Electrical Fire Alarm Plan                                            July 21, 2004         N/A

   E-8       Electrical Single Line Diagram                                        July 21, 2004         N/A

   E-9       Electrical Schedule & Details                                         July 21, 2004         N/A

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

Drawing                                                                          Initial Drawing   Last Revision
Number                             Drawing Title                                      Date             Date
--------    -----------------------------------------------------------------    ---------------   -------------
 FP-I       Fire Protection Demolition Plan                                       July 21, 2004         N/A

 FP-2       Fire Protection Ceiling Plan                                          July 21, 2004         N/A

 FP-3       Fire Protection Specifications                                        July 21, 2004         N/A

  M-1       Partial Mechanical Demo. Plan                                         July 21, 2004         N/A

  M-2       Partial Mechanical Demo. Plan                                         July 21, 2004         N/A

  M-3       Partial Mechanical Plan                                               July 21, 2004         N/A

  M-4       Partial Mechanical Plan                                               July 21, 2004         N/A

  M-5       Mechanical Symbols, Schedules and Details                             July 21, 2004         N/A

  M-6       Mechanical Specifications and Notes                                   July 21, 2004         N/A

  P-1       Plumbing Demolition Plan                                              July 21, 2004         N/A

  P-2       Plumbing Part Plan                                                    July 21, 2004         N/A

  P-3       Plumbing Schedules, Details and Specifications                        July 21, 2004         N/A

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